Exhibit 99.1

Annual Meeting February 19, 2013

Forward-Looking Statements 3 2 This presentation contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “may” and words of similar meaning. These forward-looking statements include, but are not limited to: • statements of our goals, intentions and expectations; • statements regarding our business plans, prospects, growth and operating strategies; • statements regarding the asset quality of our loan and investment portfolios; and • estimates of our risks and future costs and benefits. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and unless required under the federal securities laws, we do not undertake any obligation to update any forward-looking statements after the date of this report. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: • general economic conditions, either nationally or in our market areas, that are worse than expected; • competition among depository and other financial institutions; • inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; • adverse changes in the securities markets; • changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; • our ability to enter new markets successfully and capitalize on growth opportunities; • our ability to successfully integrate acquired entities, if any; • changes in consumer spending, borrowing and savings habits; • changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board; • changes in our organization, compensation and benefit plans; • changes in our financial condition or results of operations that reduce capital available to pay dividends; and • changes in the financial condition or future prospects of issuers of securities that we own. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

19 Standard Financial Corp. Business Strategy 3 . Our primary objective is to operate as a profitable, community-oriented financial institution serving customers in our market areas. We have sought to accomplish this objective by adopting a business strategy that is designed to maintain strong capital and high asset quality. This business strategy includes the following elements: . Remaining a community-oriented financial institution while continuing to increase our customer base of small and medium-size businesses in our market area. . Increasing commercial real estate lending while maintaining our conservative loan underwriting standards. . Emphasizing deposits by attracting new customers and growing our relationships with existing customers. . Pursuing future expansion and acquisition opportunities, including possible branch acquisitions, although we have no current arrangements or agreements with respect to any such acquisitions.

19 2012 Financial Review 4 . Net Income for fiscal year 2012 was $3.0 million, or $0.93 per share, which was a 22% increase compared to fiscal year 2011 of $2.4 million. . Solid Capital Base with Tangible Equity to Tangible Assets of 16.3% at September 30, 2012. . Asset quality continues to remain strong compared to peer groups and industry averages. . Despite difficult economic conditions, we were able to achieve both deposit and loan growth in 2012.

9 Stable Asset Growth 5 Dollars in millions

50% 49% 49% 49% 48% 47% 26% 28% 30% 30% 31% 31% 17% 17% 16% 16% 16% 16% 5% 5% 3% 4% 4% 4% $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 9/30/08 9/30/09 9/30/10 09/30/11 09/30/12 12/31/12 1-4 Family Residential Commercial RE Home Equity Commercial Construction Other $295.6 $260.0 $273.8 $289.6 $290.1 $294.7 Loan Composition 6

15 Deposit Composition 7 Dollars in millions 41% 38% 40% 42% 42% 42% 36% 42% 39% 35% 33% 33% 22% 20% 21% 23% 26% 25% 0.0 50.0 100.0 150.0 200.0 250.0 300.0 350.0 400.0 9/30/08 9/30/09 9/30/10 09/30/11 09/30/12 12/31/12 Certificates of Deposit Savings Demand, NOW and Money Market $330.3 $254.6 $286.9 $320.3 $316.2 $324.0

15 Strong Capital Position 8 Stock Offering 10/6/10 Total Equity Tangible Equity / Tangible Assets Dollars in millions

15 Net Interest Margin & Net Income 9 Dollars in thousands * Without impact of one time contribution to Standard Charitable Foundation. Net Interest Margin Net Income

0.33% 0.58% 0.73% 0.67% 0.76%* 0.69%0.69% 0.63% 0.70% 0.86% 0.81% 0.46% 0.0% 0.3% 0.5% 0.8% 1.0% FY09/30/08FY 09/30/09FY 09/30/10FY 09/30/11FY 09/30/12QTR 12/31/12 STND Peer Median 2.86% 5.27% 6.64% 3.73% 4.38%* 3.77% 8.20% 7.72%7.98% 8.92% 7.94% 4.36% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% FY09/30/08FY 09/30/09FY 09/30/10FY 09/30/11FY 09/30/12QTR 12/31/12 STND Peer Median Performance Measures 10 RETURN ON AVERAGE EQUITY RETURN ON AVERAGE ASSETS *Without impact of one-time contribution to Standard Charitable Foundation. Peers consist of public banks and thrifts located in the Mid-Atlantic region with Assets between $300M and $600M. Excludes MHCs and Merger Targets.

15 Performance Measures – continued 11 Non Interest Expense / Average Assets Peers consist of public banks and thrifts located in the Mid-Atlantic region with Assets between $300M and $600M. Excludes MHCs and Merger Targets.

0.63% 0.49% 1.37% 1.62% 1.34% 0.66% 1.55%1.49% 1.78% 2.07% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 09/30/08 09/30/09 09/30/10 09/30/11 09/30/12 STND Peer Median Credit Quality Trends 12 Peers consist of public banks and thrifts located in the Mid-Atlantic region with Assets between $300M and $600M . Excludes MHCs and Merger Targets. Non-Performing Loans / Total Loans STND at 12/31/12: 1.35%

0.70 0.90 1.10 1.30 1.50 1.70 1.90 R e l a t iv e C h a n g e STND NASDAQ Bank S&P 500 21 STND Stock Price Performance 13 Since IPO – October 6, 2010 at $10.00 Per Share Data as of February 5, 2013 Source: SNL Financial STND Price on 2/13/13 – $18.38 up 80% since offering

15 Building Shareholder Value 14 Book Value Tangible Book Value

21 Building Shareholder Value 15 . Paid first quarterly dividend in October 2011 . Continued a $.045 cent per share quarterly dividend ($.18 cent per share annual dividend) . Our current dividend yield is 1% . Announced a 10% stock repurchase program in October 2011 to repurchase up to 347,000 shares . Repurchased 52% or 180,600 shares under the repurchase program

19 Strategy for 2013 16 . Emphasize relationship banking with our customers . Remain focused on asset quality . Prudent loan growth . Continue to manage the interest rate margin . Manage capital through dividends and repurchases . Continue to add value for our Shareholders

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